EXECUTION COPY

AMENDMENT NO. 2 TO THE
CREDIT AGREEMENT

Dated as of December 31, 2005

          AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among Chemtura Corporation, a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Citibank, N.A., as agent (the "Agent") for the Lenders.

          PRELIMINARY STATEMENTS:

          (1)     The Company, the Lenders and the Agent have entered into a Credit Agreement dated as of July 1, 2005, as amended and restated by Amendment No. 1 dated as of December 12, 2005 (as so amended, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

          (2)     The Company and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

          (3)     The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Company and the Company and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

          SECTION 1.  Amendment to the Credit Agreement.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

          (a)     The definition of EBITDA in Section 1.01 is amended by adding after clause (1)(j) a new clause (k) to read as follows:

          (k)  charges for the payment of premiums in connection with the early repayment or retirement of Debt paid in the fiscal quarter ended December 31, 2005 in an amount not to exceed $44,000,000,

          (b)     Section 1.03 is amended by deleting the reference to Section 4.01(e) and substituting therefor the reference to Section 4.01(g).

          SECTION 2.  Conditions of Effectiveness.  This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Company, each Guarantor and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

          SECTION 3.  Representations and Warranties of the Company.  The Company represents and warrants as follows:

       (a)    Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company, limited partnership, unlimited liability company or other legal entity duly organized, validly existing and in good standing (or its equivalent) under the laws of the jurisdiction of its incorporation or formation, except where the failure to be so duly organized, validly existing or in good standing in the case of a Subsidiary organized outside of the United States has not had, or could not reasonably be expected to have, a Material Adverse Effect, (ii) is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect (iii) has all requisite corporate, limited liability company, partnership, unlimited liability company or other organizational (as applicable) power and authority and (iv) has all applicable governmental authorizations to own or lease and operate its properties and to carry on its business.

       (b)    The execution, delivery and performance by the Company of this Amendment and the Credit Agreement, as amended hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Company's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to the Company, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Company, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

       (c)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Amendment and the Credit Agreement, as amended hereby, except for those authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given, waived or made and are in full force and effect.

       (d)    This Amendment has been duly executed and delivered by the Company. This Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

       (e)    There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement, as amended hereby, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation.

       (f)    No Default has occurred and is continuing.

          SECTION 4.  Reference to and Effect on the Credit Agreement and the Notes.  (  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

          (b)     The Credit Agreement and the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c)     The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

          SECTION 5.  Costs and Expenses.  The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

          SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 7.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            CHEMTURA CORPORATION

                            By:______________________
                            Name:
                            Title:

                            A & M CLEANING PRODUCTS, LLC
                            AQUA CLEAR INDUSTRIES, LLC
                            ASCK, INC.
                            ASEPSIS, INC.
                            BIOLAB TEXTILE ADDITIVES, LLC
                            BIO-LAB, INC.
                            CNK CHEMICAL REALTY CORPORATION
                            CROMPTON COLORS INCORPORATED
                            CROMPTON HOLDING CORPORATION
                            CROMPTON MANUFACTURING COMPANY, INC.
                            CROMPTON MONOCHEM, INC.
                            GREAT LAKES CHEMICAL CORPORATION
                            GREAT LAKES CHEMICAL GLOBAL, INC.
                            GT SEED TREATMENT, INC.
                            HOMECARE LABS, INC.
                            ISCI, INC.
                            KEM MANUFACTURING CORPORATION
                            MONOCHEM, INC.
                            NAUGATUCK TREATMENT COMPANY
                            RECREATIONAL WATER PRODUCTS, INC.
                            UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)
                            UNIROYAL CHEMICAL COMPANY, INC.
                            WEBER CITY ROAD LLC
                            WRL OF INDIANA, INC.

                            By:_______________________
                            Name: Eric Wisnefsky
                            Title: Treasurer

                            ENENCO INCORPORATED

                            By:_______________________
                            Name: Arthur Fullerton
                            Title: Secretary

Accepted and agreed: CITIBANK, N.A., as Agent and as a Lender By: Name: Title:
BANK OF AMERICA, N.A. By: Name: Title:
ABN AMRO BANK N.V. By: Name: Title: By: Name: Title:
CREDIT SUISSE, CAYMAN ISLANDS BRANCH By: Name: Title: By: Name: Title:
MORGAN STANLEY BANK, as a Lender By: Name: Title:
THE ROYAL BANK OF SCOTLAND PLC, as a Lender By: Name: Title:
WACHOVIA BANK, NATIONAL ASSOCIATION By: Name: Title:
CALYON NEW YORK BRANCH By: Name: Title:
DEUTSCHE BANK AG NEW YORK BRANCH By: Name: Title: By: Name: Title:
ING CAPITAL LLC By: Name: Title:
SUMITOMO MITSUI BANKING CORP., NEW YORK By: Name: Title:
BANCA INTESA S.P.A. NEW YORK BRANCH By: Name: Title: By: Name: Title:
BANCA NAZIONALE DEL LAVOR SPA, NEW YORK BRANCH By: Name: Title:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. By: Name: Title:
COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES By: Name: Title: By: Name: Title: